SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 14, 2002


                         H.E.R.C. PRODUCTS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                            1-13012                 86-0570800
(State or Other Jurisdiction              (Commission              (IRS Employer
    of Incorporation)                      File Number)                ID No.)


                 2215 W. Melinda Lane #A, Phoenix, Arizona 85027
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code: (623) 492-0336

                         H.E.R.C. PRODUCTS INCORPORATED

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On January 14, 2002, H.E.R.C. Products Incorporated (the "Company") engaged the accounting firm of McGladrey & Pullen, LLP as its new independent public accountants and dismissed Arthur Andersen LLP. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors and approved by the Company's Board of Directors.

(b) During the two most recent fiscal years ended December 31, 2000 and 1999 and the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of January 14, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c) The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) The Company has not consulted with McGladrey & Pullen, LLP during the last two fiscal years ended December 31, 2000 and 1999 or during the subsequent interim reporting periods from the last audit date of December 31, 2000, through and including the termination date of January 14, 2002, on either the application of accounting principles or type of opinion McGladrey & Pullen LLP might issue on the Company's financial statements.

(e) The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated January 14, 2002, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. EXHIBITS

     16. Letter of Arthur Andersen LLP regarding the change in certifying accountant.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2002               H.E.R.C. Products Incorporated


                                     By: /s/ Michael H. Harader
                                         ---------------------------------------
                                         Michael H. Harader
                                         Vice President, Chief Financial Officer
                                         and Treasurer

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